SIXTH AMENDMENT TO THE

GLOBAL SECURITIES LENDING AGENCY AGREEMENT

This Amendment, dated September 22, 2021, hereby amends the Amended and Restated Global Securities Lending Agency Agreement (the “Agency Agreement”) dated as of October 1, 2019, as amended from time to time, between (i) CITIBANK, N.A., a national banking organization (the “Agent”) and (ii) each of the registered investment companies identified on the signature page hereto (each a “Registrant” and collectively, the “Registrants”) on behalf of each of its respective series identified on Appendix A to the Agency Agreement (each a “Lender” and collectively, the “Lenders”). Capitalized terms used herein without definition shall have the meaning assigned thereto in the Agency Agreement.

WHEREAS, the Parties wish to amend the Agency Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.	Schedule I to the Agency Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.

2.	The Amended and Restated Appendix A to the Agency Agreement is hereby deleted in its entirety and replaced with the Appendix A attached hereto.

3.	The Amended and Restated Exhibit A to the Agency Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached hereto.

4.	All other provisions of the Agency Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date set forth above.

CITIBANK, N.A., Agent	The Hartford Mutual Funds, Inc., on behalf of its respective Lenders set forth on Appendix A attached hereto
The Hartford Mutual Funds II, Inc., on behalf of its respective Lenders set forth on Appendix A attached hereto

Hartford Series Fund, Inc., on behalf of its respective Lenders set forth on Appendix A attached hereto

Hartford HLS Series Fund II, Inc., on behalf of its respective Lenders set forth on Appendix A attached hereto

Lattice Strategies Trust, on behalf of its respective Lenders set forth on Appendix A attached hereto

Hartford Funds Exchange-Traded Trust, on behalf of its respective Lenders set forth on Appendix A attached hereto

By:	/s/ Richard Kissinger	By:	/s/ David A. Naab
Name:	Richard Kissinger		Name: David A. Naab
Title:	Director		Title: Treasurer

Schedule I

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and each Registrant, on behalf of its respective Lenders

amended and restated September 22, 2021

SECURITIES LENDING BORROWERS

SECURITIES LENDING APPROVED BORROWER LIST

MSLA

•	Bank of Montreal
•	Barclays Capital Inc.
•	BMO Capital Markets Corp. f/k/a Harris Nesbitt Corp. BMO Nesbitt Burns Corp. Nesbitt Burns Securities Inc.)
•	BofA Securities, Inc (BofAS)
•	BofAML Securities, Inc.
•	BNP Paribas Prime Brokerage Inc.
•	BNP Paribas Securities Corp.
•	BNP Paribas, New York Branch
•	Cantor Fitzgerald & Co.
•	CIBC World Markets Corp. (f/k/a CIBC Oppenheimer Corp.)
•	Citadel Clearing LLC
•	Citadel Securities LLC (f/k/a Citadel Trading Group L.L.C. and Citadel Derivatives Group LLC)
•	Commerz Markets LLC
•	Cowen and Company LLC
•	Credit Agricole Corporate and Investment Bank
•	Credit Agricole Securities (USA), Inc. (f/k/a Calyon Securities (USA), Inc.
•	Credit Suisse Securities (USA) LLC (f/k/a Credit Suisse First Boston LLC, Credit Suisse First Boston Corporation)
•	Daiwa Capital Markets America Inc. (f/k/a Daiwa Securities America, Inc.)
•	Deutsche Bank Securities Inc. (f/k/a Deutsche Banc Alex Brown Inc.)
•	Goldman, Sachs & Co.LLC
•	Healthcare of Ontario Pension Plan Trust Fund
•	HSBC Securities (USA) Inc.
•	Industrial and Commercial Bank of China Financial Services, LLC
•	ING Financial Markets LLC (f/k/a ING Barings Corp.)
•	Interactive Brokers LLC
•	J.P. Morgan Securities LLC (f/k/a J.P. Morgan Securities, Inc., Merged with Chase Securities Inc.)
•	Jefferies LLC
•	Macquarie Capital (USA) Inc.
•	Merrill Lynch, Pierce, Fenner and Smith, Inc. (Part of Bank of America Corporation, merged with Banc of America Securities LLC)
•	Mizuho Securities USA LLC (f/k/a Fuji Securities, Inc.)
•	Morgan Stanley & Co. LLC
•	MUFG Securities Americas Inc. (f/k/a Mitsubishi UFJ Securities (USA), Inc.)
•	National Bank of Canada Financial Inc.

•	National Financial Services LLC (f/k/a National Financial Services Corp.)
•	Natixis, New York Branch
•	Natixis Securities Americas LLC
•	Natwest Markets Securities Inc.
•	Nomura Securities International, Inc.
•	Pershing, LLC
•	Raymond James & Associates, Inc.
•	RBC Capital Markets, LLC (f/k/a RBC Capital Markets Corporation, RBC Dominion Securities Corp.)
•	Royal Bank of Canada, New York Branch
•	RBS Securities Inc. (f/k/a Greenwich Capital Markets, Inc. and ABN AMRO Inc.)
•	Scotia Capital (USA) Inc.
•	SG Americas Securities, LLC (MSLA assigned by SG Cowen Securities Corp).
•	Societe Generale, New York Branch
•	State Street Bank & Trust Co.
•	TD Ameritrade Clearing Inc.
•	TD Securities Inc.
•	The Bank of Nova Scotia
•	Timber Hill LLC
•	UBS AG London Branch*
•	UBS Securities LLC
•	Unicredit Capital Markets LLC
•	US Bancorp Investments, Inc.
•	Wells Fargo Bank, N.A. (f/k/a Wachovia Bank, N.A. , First Union National Bank)
•	Wells Fargo Clearing Services, LLC (f/k/a First Clearing LLC)
•	Wells Fargo Securities, LLC (f/k/a Wachovia Capital Markets, LLC)
*This entity also signed a GMSLA

GMSLA
•	ABN AMRO Bank N.V. (Combined entity of Fortis Bank (Nederland) N.V. and ABN AMRO Bank N.V.)
•	Banco Santander SA
•	Bank of Nova Scotia, London Branch
•	Barclays Bank Plc
•	Barclays Capital Securities Limited
•	Bank of Montreal, London Branch
•	BMO Capital Markets Limited (f/k/a Paloma Securities London Limited)
•	BMO Nesbitt Burns Inc.
•	BNP Paribas Arbitrage SNC
•	BNP Paribas Prime Brokerage International, Limited
•	BNP Paribas, London Branch
•	BNP Paribas, Paris Branch
•	Canadian Imperial Bank of Commerce, London
•	CIBC World Markets Inc.
•	Commerzbank AG
•	Credit Agricole CIB
•	Credit Suisse AG, Dublin Branch

•	Credit Suisse Securities (Europe) Limited
•	Credit Suisse AG, Singapore Branch
•	Daiwa Capital Markets Europe Limited (f/k/a Daiwa Securities markets Europe Limited)
•	Deutsche Bank AG, Frankfurt
•	Deutsche Bank AG, London
•	ED&F Man Capital Markets LTD
•	Goldman Sachs International
•	Goldman Sachs Japan Co. LTD
•	HSBC Bank Plc
•	HSBC Securities Canada Inc.
•	ING Bank NV
•	J.P. Morgan Securities PLC
•	J.P. Morgan Securities Limited
•	Jefferies Intl. Limited
•	Lloyds Bank PLC
•	Macquarie Bank Limited
•	Merrill Lynch Canada Inc.
•	Merrill Lynch International
•	Mizuho International Plc
•	MUFG Securities EMEA PLC (f/k/a Mitsubishi UFJ Securities International Plc)
•	Mizuho Securities Co Ltd
•	Morgan Stanley & Co. International Plc
•	Morgan Stanley MUFG Securities Co., Ltd
•	National Australia Bank Ltd. London
•	National Bank of Canada
•	National Bank Financial Inc.
•	Natixis S.A.
•	Natwest Markets Plc
•	Nomura International Plc
•	RBC Dominion Securities Inc.
•	Royal Bank of Canada
•	Royal Bank of Canada Europe Limited
•	Royal Bank of Scotland Plc
•	Scotia Capital Inc.
•	SG Option Europe S.A.
•	Skandinaviska Enskilda Banken AB (publ)
•	Société Générale
•	Societe Generale Capital Canada Inc. (f/k/a Newedge Canada Inc.)
•	Standard Chartered Bank
•	TD Securities Inc.
•	The Toronto Dominion Bank.
•	Toronto Dominion Bank
•	UBS AG London Branch**
•	UBS Limited
•	UBS Europe SE
•	Unicredit Bank AG
•	Yuanta Securities (Hong Kong) Company Limited
**This Entity also signed an MSLA

AMSLA

•	ABN Amro Securities Asia Ltd.
•	Barclays Bank PLC, Sydney Branch
•	Barclays Capital Securities Limited
•	BMO Capital Markets Corp. - Melbourne
•	Credit Suisse Equities (Australia) Limited
•	Deutsche Securities Australia Limited
•	J.P. Morgan Securities Australia Limited
•	JP Morgan Australia Limited
•	Macquarie Bank Limited – Sydney Head Office
•	Merrill Lynch Equities (Australia) Limited
•	Morgan Stanley Australia Securities Limited
•	National Australia Bank Limited
•	RBC, Sydney Branch
•	UBS Securities Australia Limited

In connection with loans of Securities, we authorize the use of the following entities as third party custodians of collateral for securities lent:    The Bank of New York and JP Morgan Chase Bank. We further authorize Citibank, N.A., as our agent to enter into the necessary agreements to effectuate the foregoing.

Appendix A

amended and restated September 22, 2021

Lenders

The Hartford Mutual Funds, Inc.
1. The Hartford Balanced Income Fund
2. Hartford AARP Balanced Retirement Fund
3. The Hartford Capital Appreciation Fund
4. Hartford Core Equity Fund
5. The Hartford Dividend and Growth Fund
6. Hartford Emerging Markets Equity Fund
7. The Hartford Emerging Markets Local Debt Fund
8. Hartford Climate Opportunities Fund
9. The Hartford Equity Income Fund
10. Hartford Global Impact Fund
11. The Hartford Global Real Asset Fund
12. The Hartford Healthcare Fund
13. The Hartford Inflation Plus Fund
14. Hartford International Equity Fund
15. The Hartford International Growth Fund
16. The Hartford International Opportunities Fund
17. The Hartford International Value Fund
18. The Hartford MidCap Fund
19. The Hartford MidCap Value Fund
20. Hartford Multi-Asset Income Fund (formerly, Hartford Multi-Asset Income and Growth Fund)
21. Hartford Sustainable Municipal Bond Fund (formerly, Hartford Municipal Income Fund)
22. The Hartford Municipal Opportunities Fund
23. Hartford Municipal Short Duration Fund
24. The Hartford Short Duration Fund
25. Hartford Small Cap Value Fund
26. The Hartford Small Company Fund
27. The Hartford Strategic Income Fund
28. The Hartford Total Return Bond Fund
29. The Hartford World Bond Fund

The Hartford Mutual Funds II, Inc.
1. The Hartford Growth Opportunities Fund
2. The Hartford Small Cap Growth Fund
3. Hartford Quality Value Fund
4. Hartford Schroders Emerging Markets Equity Fund
5. Hartford Schroders Emerging Markets Multi-Sector Bond Fund
6. Hartford Schroders International Multi-Cap Value Fund
7. Hartford Schroders International Stock Fund
8. Hartford Schroders Tax-Aware Bond Fund
9. Hartford Schroders US Small Cap Opportunities Fund
10. Hartford Schroders US MidCap Opportunities Fund
11. Hartford Schroders Diversified Emerging Markets Fund*

Hartford Series Fund, Inc.
1. Hartford Balanced HLS Fund
2. Hartford Capital Appreciation HLS Fund

3. Hartford Disciplined Equity HLS Fund
4. Hartford Dividend and Growth HLS Fund
5. Hartford Healthcare HLS Fund
6. Hartford International Opportunities HLS Fund
7. Hartford MidCap HLS Fund
8. Hartford Small Company HLS Fund
9. Hartford Stock HLS Fund
10. Hartford Total Return Bond HLS Fund
11. Hartford Ultrashort Bond HLS Fund

Hartford HLS Series Fund II, Inc.
1. Hartford Small Cap Growth HLS Fund

Lattice Strategies Trust
1. Hartford Multifactor Developed Markets (ex-US) ETF
2. Hartford Multifactor Emerging Markets ETF
3. Hartford Multifactor Small Cap ETF
4. Hartford Multifactor Diversified International ETF
5. Hartford Multifactor US Equity ETF
6. Hartford Longevity Economy ETF

Hartford Funds Exchange-Traded Trust
1. Hartford Municipal Opportunities ETF
2. Hartford Schroders Tax-Aware Bond ETF
3. Hartford Short Duration ETF
4. Hartford Total Return Bond ETF
5. Hartford Core Bond ETF
6. Hartford Schroders ESG US Equity ETF
7. Hartford Sustainable Income ETF**

*	Added effective September 30, 2021
**	Added effective September 22, 2021

Exhibit A

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and each Registrant, on behalf of its respective Lenders

LIST OF DESIGNATED ACCOUNTS

amended and restated September 22, 2021

[REDACTED]